UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2014 (June 24, 2014)

Ener-Core, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-173040	45-0525350
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9400 Toledo Way Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 949-616-3300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2014, Ms. Kelly Anderson tendered her resignation as the registrant’s Chief Financial Officer and Treasurer, to be effective July 3, 2014.

Ms. Anderson has agreed to provide services to the registrant as its Chief Financial Officer on an interim basis following her resignation.  In connection therewith, the registrant entered into an Independent Consulting Agreement dated as of June 26, 2014 (the “Consulting Agreement”), with BKA Enterprises, Inc., of which Ms. Anderson is a principal.  Under the Consulting Agreement, Ms. Anderson will provide services as the interim Chief Financial Officer from July 3, 2014 until the earlier of September 1, 2014, or the filing of the registrant’s quarterly report on Form 10-Q for the quarter ending June 30, 2014.  For such services, BKA Enterprises, Inc. shall be compensated at an hourly rate of $135.  Additionally, the stock options previously granted to Ms. Anderson will continue to vest in accordance with their terms until the termination of the Consulting Agreement, and she will have 90 days from such termination to exercise her vested options.

A copy of the Consulting Agreement is included with this current report as Exhibit 99.1.

Item 9.01	Financial Statement and Exhibits.

(d)	EXHIBITS

Exhibit Number	Description
99.1	Independent Consulting Agreement between the registrant and BKA Enterprises, Inc., dated as of June 26, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENER-CORE, INC.
Date: June 27, 2014	(Registrant)

	By:	/s/ Alain J. Castro
Alain J. Castro
Chief Executive Officer